Exhibit 4.1

THE INTERPUBLIC GROUP OF COMPANIES, INC.

and

U.S. BANK NATIONAL ASSOCIATION

Trustee

__________________________

Sixth Supplemental Indenture

Dated as of December 8, 2006

to the Senior Debt Indenture dated as of November 12, 2004

____________________________

Creating a series of Securities designated

Floating Rate Notes due 2010

	TABLE OF CONTENTS
		Page

	ARTICLE 1
	DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01.	Provisions of the Base Indenture	2
Section 1.02.	Definitions	2
	ARTICLE 2
GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 2.01.	Creation of Series; Establishment of Form	6
Section 2.02.	Payment of Principal or Interest	8
	ARTICLE 3
	GLOBAL SECURITIES

Section 3.01.	Form	9
Section 3.02.	Transfer	9
Section 3.03.	Notes in Certificated Form	9
Section 3.04.	Transfer Restrictions	10
	ARTICLE 4
	RANKING

Section 4.01.	Senior in Right of Payment	11

	ARTICLE 5
	EVENTS NOT CONSTITUTING DEFAULT

Section 5.01.	Reserved	11

	ARTICLE 6
	REPORTS BY THE COMPANY

Section 6.01.	Reports by the Company	11

	ARTICLE 7
	MISCELLANEOUS

Section 7.01.	Integral Part	11
Section 7.02.	Adoption, Ratification and Confirmation	12
Section 7.03.	Counterparts	12
Section 7.04.	GOVERNING LAW	12
Section 7.05.	Conflict of Any Provision of Indenture with Trust Indenture
	Act	12
Section 7.06.	Effect of Headings	12
Section 7.07.	Severability of Provisions	12

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	TABLE OF CONTENTS
	(continued)
		Page

Section 7.08.	Successors and Assigns	12
Section 7.09.	Benefit of Indenture	12
Section 7.10.	Acceptance by Trustee	12
EXHIBIT A	Form of Note	A-F-1

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SIXTH SUPPLEMENTAL INDENTURE, dated as of December 8, 2006 between THE INTERPUBLIC GROUP OF COMPANIES, INC., a Delaware corporation (the “Company”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association under the laws of the United States of America and having a corporate trust office in Atlanta, Georgia, as trustee (the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company has heretofore executed and delivered to SunTrust Bank (to the interests of which as indenture trustee the Trustee has succeeded) a Senior Debt Indenture, dated as of November 12, 2004 (the “Base Indenture”), providing for the issuance from time to time of its senior unsecured debentures, notes or other evidences of indebtedness (the “Securities”), to be issued in one or more series as provided in the Base Indenture;

WHEREAS, Section 9.01(7) of the Base Indenture provides that the Company and the Trustee may from time to time enter into one or more indentures supplemental thereto to establish the form or terms of Securities of a new series;

WHEREAS, Section 3.01 of the Base Indenture provides that the Company may enter into supplemental indentures to establish the terms and provisions of a series of Securities issued pursuant to the Base Indenture;

WHEREAS, the Company has duly issued Floating Rate Notes due 2008 in the aggregate principal amount of $250,000,000 (the “Old Notes”) pursuant to the Base Indenture, as amended and supplemented by the fifth supplemental indenture, dated as of July 25, 2005, and the Old Notes are outstanding as of the date hereof;

WHEREAS, the Company wishes to exchange up to $250,000,000 aggregate principal amount of a new series of senior unsecured notes representing debt obligations of the Company for a like principal amount of the Old Notes;

WHEREAS, the Company, pursuant to the foregoing authority, proposes in and by this Sixth Supplemental Indenture (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) to supplement the Base Indenture in so far as it will apply only to a series of Securities to be known as the Company’s “Floating Rate Notes due 2010” (the “Notes”) issued hereunder (and not to any other series);

WHEREAS, the Company has duly authorized the execution and delivery of this Supplemental Indenture to establish the Notes as a series of Securities under the Base Indenture and to provide for, among other things, the issuance of and the form and terms of the Notes for purposes of the Notes and the Holders thereof; and

WHEREAS, all things necessary have been done to make the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Supplemental Indenture a valid agreement of the Company, in accordance with their and its terms.

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NOW, THEREFORE, for and in consideration of the premises and the purchase and acceptance of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and ratable benefit of the Holders of the Notes, as follows:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.01. Provisions of the Base Indenture.

Except insofar as herein otherwise expressly provided, all the definitions, provisions, terms and conditions of the Base Indenture shall remain in full force and effect. The Base Indenture, as amended and supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture and this Supplemental Indenture shall be read, taken and considered as one and the same instrument for all purposes and every Holder of Notes authenticated and delivered under the Base Indenture shall be bound hereby.

SECTION 1.02.      Definitions. For all purposes of the Indenture relating to the series of Securities (consisting of the Notes) created hereby, except as otherwise expressly provided or unless the subject matter or context otherwise requires:

(1)   unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or Section, as the case may be, of this Supplemental Indenture;

(2)   the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(3)   each capitalized term that is used in this Supplemental Indenture but not defined herein shall have the meaning specified in the Base Indenture;

(4)   all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, or defined by the rules of the Securities and Exchange Commission and not otherwise defined herein, have the meanings assigned to them therein;

(5)   all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

(6)   the word “including” (and with correlative meaning “include”) means including, without limiting the generality of, any description preceding such term;

(7)   the words “herein,” “hereof” and “hereunder” and other words of similar import refer to the Indenture as a whole and not to any particular Article, Section or other subdivision; and

(8)   references to payments on the Notes shall include Additional Interest payable under the Registration Rights Agreement, if any.

“Additional Interest” means all additional interest owing on the Notes pursuant to the Registration Rights Agreement.

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“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Authenticating Agent” means any Person authorized by the Trustee to act on behalf of the Trustee to authenticate Notes.

“Base Indenture” has the meaning provided in the recitals.

“Business Day” means any day, other than a Saturday or Sunday, which is not a day on which banking institutions in New York, New York are authorized or obligated by law, regulation or executive order to close.

“Calculation Agent” means U.S. Bank National Association or its successor duly appointed under the Calculation Agent Agreement dated as of December 8, 2006 between the Company and U.S. Bank National Association, as amended.

“Company” has the meaning provided in the recitals.

“Company Order” or “Company Request” means a written order or request signed in the name of the Company by any two Officers, at least one of whom must be its Chairman of the Board, its Chief Executive Officer, its Chief Financial Officer, its Chief Accounting Officer, its Treasurer, an Assistant Treasurer or its Controller, and delivered to the Trustee.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date hereof is located at 25 Park Place, 24th Floor, Atlanta, Georgia 30303-2900; Attn: Corporate Trust Division.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Defaulted Interest” has the meaning specified in Section 2.02(3)(b).

“Depositary” shall mean the Depository Trust Company or any successor thereto.

“Dollars” and “$” means the lawful money of the United States of America.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“GAAP” means such accounting principles as are generally accepted in the United States of America on the date or time of any computation required hereunder.

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“Global Securities” means with respect to the Notes issued hereunder, a global note which is executed by the Company and authenticated and delivered by the Trustee to the Depositary or pursuant to the Depositary’s instruction, all in accordance with this Supplemental Indenture, which shall be registered in the name of the Depositary or its nominee and which shall represent, and shall be denominated in an amount equal to the aggregate Principal Amount of, all of the outstanding Notes or any portion thereof.

“Holder” means a Person in whose name a Note is registered in the Security Register.

“Indenture” has the meaning provided in the recitals.

“Interest Determination Date” means the second London Business Day preceding the commencement of an Interest Period.

“Interest Payment Date” means February 15, May 15, August 15 and November 15 of each year.

“Interest Period” means the period commencing on an Interest Payment Date for the Notes and ending on the day before the next succeeding Interest Payment Date for the Notes. The initial Interest Period shall commence on the Issue Date and end on February 14, 2007.

“Issue Date” means the date of this Supplemental Indenture.

“London Business Day” means a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

“Maturity” means the date on which the principal of the Notes becomes due and payable as therein or herein provided at the Stated Maturity.

“Notes” has the meaning provided in the recitals.

“Officers’ Certificate” means a certificate signed by any two Officers of the Company, at least one of whom must be its Chairman of the Board, its Chief Executive Officer, its Chief Financial Officer, its Chief Accounting Officer, its Treasurer or its Controller, and delivered to the Trustee.

“Old Notes” has the meaning provided in the recitals.

“Opinion of Counsel” means a written opinion of counsel, who may be an employee of, or counsel for, the Company, and who shall be reasonably acceptable to the Trustee.

“Paying Agent” means any Person authorized by the Company to pay the principal of, premium, if any, or interest on any Notes on behalf of the Company. The Company or a Subsidiary or an Affiliate of the Company may act as Paying Agent with respect to any Notes issued hereunder.

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“Person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note and, for the purposes of this definition, any Note authenticated and delivered under Section 3.06 of the Base Indenture in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

“Principal,” “Principal Amount” or “principal” of a Note means the principal of the Note.

“Registration Rights Agreement” means the Registration Rights Agreement, dated the Issue Date, between the Company and J.P. Morgan Securities Inc.

“Regular Record Date” means, with respect to each Interest Payment Date, the fifteenth calendar day (whether or not a Business Day) next preceding such Interest Payment Date.

“Restricted Global Security” means a Global Security bearing the Restricted Securities Legend.

“Restricted Securities Legend” means those legends containing the transfer restrictions set forth on the face of the form of Global Security attached as Exhibit A hereto.

“Securities” has the meaning specified in the recitals.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Register” means the register, in such office as the Company shall keep at the Corporate Trust Office of the Trustee or in any office or agency to be maintained by the Company in accordance with Section 3.05 of the Base Indenture, in which the Company shall, subject to such reasonable regulations as it may prescribe, provide for the registration of Securities and of registration of transfers of Securities.

“Shelf Registration Statement” has the meaning set forth in the Registration Rights Agreement relating to registering the Notes under the Securities Act.

“Stated Maturity” means November 15, 2010.

“Supplemental Indenture” has the meaning provided in the recitals.

“Telerate Page 3750” means the display page designated as page 3750 on the Moneyline Telerate service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates).

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“Three-Month LIBOR” means the London interbank offered rate for deposits in U.S. dollars having an index maturity of three months, in amounts of at least $1.0 million, as such rate appears on Telerate Page 3750 at approximately 11:00 a.m., London time, on such Interest Determination Date. If Telerate Page 3750 is replaced by another service or ceases to exist, the Calculation Agent will use the replacing service or such other service that may be nominated by the British Bankers’ Association for the purpose of displaying LIBOR for U.S. dollar deposits. If no offered rate appears on Telerate Page 3750 on the Interest Determination Date at approximately 11:00 a.m., London time, then the Calculation Agent (after consultation with the Company) will select four major banks in the London interbank market and shall request each of their principal London offices to provide a quotation of the rate at which three-month deposits in U.S. dollars in amounts of at least $1.0 million are offered by them to prime banks in the London interbank market, on that date and at that time, that is representative of single transactions at that time. If at least two quotations are provided, the interest rate will be the arithmetic average of the quotations provided. If less than two quotations are provided under the preceding sentence, the Calculation Agent will select three major banks in New York City and shall request each of them to provide a quotation of the rate offered by them at approximately 11:00 a.m., New York City time, on the Interest Determination Date for loans in U.S. dollars to leading European banks having an index maturity of three months for the applicable Interest Period in an amount of at least $1.0 million that is representative of single transactions at that time. If three quotations are provided, Three-month LIBOR will be the arithmetic average of the quotations provided. If less than three quotations are provided under the preceding sentence, the interest rate for the next Interest Period will be set equal to the interest rate of the then-current Interest Period.

“Trustee” has the meaning provided in the recitals and, subject to the provisions of Article 6 of the Base Indenture, any successor to that person.

“Unrestricted Global Security” means a Global Security not bearing the Restricted Securities Legend.

ARTICLE 2

GENERAL TERMS AND CONDITIONS OF THE NOTES

SECTION 2.01.      Creation of Series; Establishment of Form. In accordance with Section 3.01 of the Base Indenture, there is hereby created a series of Securities under the Indenture entitled “Floating Rate Notes due 2010”.

(1)   The form of the Notes, including the form of the certificate of authentication, is attached hereto as Exhibit A.

(2)   The Trustee shall authenticate or deliver the Notes for original issue in an initial aggregate principal amount up to $250,000,000 upon a Company Order for the authentication and delivery of the Notes. The Company may from time to time issue additional Notes in accordance with Section 3.01 of the Base Indenture. The Notes issued originally hereunder, together with any additional Notes subsequently issued, shall be treated as a single class for purposes of the Indenture.

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(3)   The aggregate Principal Amount of the Notes shall be due and payable at the Stated Maturity unless earlier repaid in accordance with this Supplemental Indenture.

(4)   The outstanding Principal Amount of the Notes shall bear interest for each Interest Period at a rate per annum as set forth in the Form of Note in Exhibit A hereto, as determined by the Calculation Agent, subject to the maximum interest rate permitted by applicable law. Such interest shall be payable quarterly in arrears on each Interest Payment Date, commencing on February 15, 2007, and at Maturity, to the Person in whose name the Notes are registered at the close of business on the Regular Record Date, until the principal thereof is paid or made available for payment. Interest on the Notes will be calculated on the basis of the actual number of days in an Interest Period and a 360-day year comprised of twelve 30-day months.

(5)   If any Interest Payment Date or Maturity date is not a Business Day, the payment of principal and interest, as applicable, will be made on the next succeeding Business Day, except that if such Business Day is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day. No interest will accrue on the amount so payable for the period from and after any Interest Payment Date or the Maturity date to the date payment is made.

(6)   All amounts payable in connection with the Notes shall be denominated and payable in the lawful currency of the United States.

(7)   The Notes shall be payable and may be presented for registration of transfer and exchange, without service charge, at the office of the Company maintained for such purpose in the State of New York, City of New York, Borough of Manhattan, which shall initially be the office or agency of the Trustee.

(8)   The Company may appoint and change any Calculation Agent, Paying Agent, Security Registrar or co-registrar without notice, other than notice to the Trustee, except that the Company will maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan. The Company shall enter into an appropriate agency agreement with any agent not a party to the Indenture. The agreement shall implement the provisions of the Indenture that relate to such agent. The Company shall give prompt written notice to the Trustee of the name and address of any such agent and any change in the address of such agent. If the Company fails to maintain a Calculation Agent, Paying Agent, Security Registrar and/or agent for service of notices and demands, the Trustee shall act as such Calculation Agent, Paying Agent, Security Registrar or agent for service of notices and demands. The Company may remove any Calculation Agent, Paying Agent or Security Registrar upon written notice to such Calculation Agent, Paying Agent or Security Registrar and the Trustee; provided that no such removal shall become effective until (i) the acceptance of an appointment by a successor Calculation Agent, Paying Agent or Security Registrar as evidenced by an appropriate agency agreement entered into by the Company and such successor and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as such Paying Agent or Security Registrar until the appointment of a successor agent in accordance with clause (i) of this proviso. The Company or any of its Subsidiaries or any of their Affiliates may act as Calculation Agent, Paying Agent, Security Registrar or co-registrar.

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(9)   Article 12 of the Base Indenture shall have no force or effect in respect of, or application to, the Notes.

(10)        The Base Indenture is hereby amended, with respect to the Notes only, by replacing the words, “other than the Securities of such series” with the words “other than the Floating Rate Notes due 2010” in paragraph (5) of Section 5.01.

(11)        The Base Indenture is hereby amended, with respect to the Notes only, by replacing the definition of “L/C Cash Deposit Account” in Section 1.01 thereof with the following definition:

“L/C Cash Deposit Account” means any interest bearing cash deposit account established and maintained for the benefit of any lender under any credit agreement entered into by and among the Company and such lender, over which the lender or its agent shall have sole dominion and control, upon terms as may be satisfactory to such lender or its agent.

SECTION 2.02. Payment of Principal or Interest.

(1)   Payments. Payments of principal and interest on the Notes shall be made in the manner provided for in the Notes.

(2)   Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Security Registrar, the Company shall furnish, or cause the Security Registrar to furnish, to the Trustee, in writing at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

(3) Payment of Interest; Interest Rights Preserved.

(a)   Quarterly interest on the Notes that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Notes are registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose. Each installment of interest on the Notes shall be paid in same-day funds by transfer to an account maintained by the payee located inside the United States.

(b)   Except as otherwise specified with respect to the Notes, any quarterly interest on the Notes that is payable, but is not punctually paid or duly provided for, on any applicable payment date (herein called “Defaulted Interest”), shall forthwith cease to be payable to the Holder thereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest shall be paid by the Company as provided for in Section 3.07 of the Base Indenture.

(c)   Subject to the foregoing provisions of Section 2.02 of this Supplemental Indenture and Section 3.05 of the Base Indenture, Notes delivered under this Supplemental Indenture upon registration of transfer of or in exchange for or in lieu of any other Notes shall

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carry the rights to quarterly interest accrued and unpaid, and to accrue interest, which were carried by such other Notes.

(4)   Additional Interest under the Registration Rights Agreement. Under certain circumstances, the Company may be obligated to pay Additional Interest to Holders, all as and to the extent set forth in the Registration Rights Agreement. The terms thereof are incorporated by reference herein and such Additional Interest is deemed to be interest for purposes of this Indenture.

(5) Sinking Fund. There shall be no sinking fund provided for the Notes.

ARTICLE 3

GLOBAL SECURITIES

SECTION 3.01.      Form. The Notes shall initially be issued in the form of one or more Global Securities. The Company shall execute and the Trustee or the Authenticating Agent shall authenticate and deliver such Global Security or Securities in the manner provided for in Article 2 of the Base Indenture.

SECTION 3.02.      Transfer. Notwithstanding any other provisions herein, unless the terms of a Global Security expressly permit such Global Security to be exchanged in whole or in part for Notes in certificated form, a Global Security may be transferred, in whole but not in part and in the manner provided in Section 3.05 of the Base Indenture, only to a nominee of the Depositary for such Global Security, or to the Depositary, or a successor Depositary for such Global Security selected or approved by the Company, or to a nominee of such successor Depositary.

SECTION 3.03. Notes in Certificated Form.

(1) If at any time the Depositary for a Global Security notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act or other applicable statute or regulation, the Company shall appoint a successor Depositary with respect to such Global Security. If a successor Depositary for such Global Security is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company shall execute, and the Trustee or the Authenticating Agent, upon receipt of a written request by the Company for the authentication and delivery of Notes in certificated form in exchange for such Global Security, shall authenticate and deliver, Notes in certificated form in an aggregate Principal Amount equal to the outstanding Principal Amount of the Global Security in exchange for such Global Security.

(2) The Company may at any time and in its sole discretion determine that the Notes or any portion thereof issued or issuable in the form of one or more Global Securities shall no longer be represented by such Global Security or Securities. In such event the Company shall execute, and the Trustee or the Authenticating Agent, upon receipt of a written request by the Company for the authentication and delivery of Notes in certificated form in exchange in whole or in part for such Global Security, shall authenticate and deliver Notes in certificated form in an aggregate Principal Amount equal to the outstanding Principal Amount of such Global Security

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or Securities representing such series or portion thereof in exchange for such Global Security or Securities.

(3) If specified by the Company with respect to Notes issued or issuable in the form of a Global Security, the Depositary for such Global Security may surrender such Global Security in exchange in whole or in part for Notes in certificated form on such terms as are acceptable to the Company and such Depositary. Thereupon the Company shall execute, and the Trustee or the Authenticating Agent shall authenticate and deliver, without service-charge, (a) to each Person specified by such Depositary a new Note or Notes of any authorized denomination as requested by such Person in an aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Global Security; and (b) to such Depositary a new Global Security in an authorized denomination equal to the difference, if any, between the Principal Amount of the surrendered Global Security and the aggregate Principal Amount of Notes delivered to the Holders thereof.

(4) In any exchange provided for in any of the preceding three paragraphs, the Company shall execute and the Trustee or the Authenticating Agent shall authenticate and deliver Notes in certificated form in authorized denominations. Upon the exchange of the entire principal amount of a Global Security for Notes in certificated form, such Global Security shall be canceled by the Trustee or the Security Registrar. Except as provided in the preceding paragraph, Notes issued in exchange for a Global Security pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee or the Security Registrar. The Trustee or the Security Registrar shall deliver such Notes to the Persons in whose names such Notes are so registered.

SECTION 3.04.      Transfer Restrictions. (1) Notes shall be stamped or otherwise be imprinted with the Restricted Securities Legend. The Restricted Securities Legend may be removed from such Notes, upon receipt by the Trustee of a Company Order, (i) two years from the later of issuance of the Note or the date such Note (or any Predecessor Note) was last acquired from an “affiliate” of the Company within the meaning of Rule 144 under the Securities Act, (ii) in connection with a sale made pursuant to Rule 144 under the Securities Act following one year from such time, or (iii) in connection with any sale in a transaction registered under the Securities Act (including any exchange or transfer effected pursuant to an Exchange Offer Registration Statement or any sale made pursuant to a Shelf Registration Statement in accordance with the Registration Rights Agreement), provided that, if the legend is removed and the Note is subsequently held by such an affiliate of the Company, the legend shall be reinstated.

(2)   Upon the transfer of beneficial interests in a Restricted Global Security under circumstances permitting the removal of the Restricted Securities Legend contemplated in Section 3.04(1) if the Notes represented by such beneficial interest were not in the form of a Global Security, such transferred beneficial interests shall be represented by a beneficial interest in a Global Security that is not a Restricted Global Security. If any such transfer is effected pursuant to Section 3.04(1) at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue and, upon receipt of a Company Order, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to Section 3.04(1).

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(3)   Every Note authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Article or otherwise, shall be authenticated and delivered in the form of, and shall be, a registered Global Security, unless such Note is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof, in which case such Note shall be authenticated and delivered in definitive, fully registered form, without interest coupons.

(4)   The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interest in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

ARTICLE 4

RANKING

SECTION 4.01.      Senior in Right of Payment. The Notes shall be direct senior obligations of the Company and shall rank (a) senior in right of payment to all existing and future indebtedness that is, by its terms, expressly subordinated in right of payment to the Notes and (b) pari passu in right of payment with all other unsecured senior indebtedness of the Company. The Notes are not guaranteed.

ARTICLE 5

EVENTS NOT CONSTITUTING DEFAULT

SECTION 5.01. Reserved.

ARTICLE 6

REPORTS BY THE COMPANY

SECTION 6.01.      Reports by the Company. For so long as any of the Notes outstanding are “restricted securities” within the meaning of Rule 144 under the Securities Act, the Company will furnish, upon the request of a Holder and a prospective purchaser designated by such Holder, the information required to be delivered under Rule 144A(d)(4) under the Securities Act, if at the time of such request the Company is neither a reporting company under Section 13 or Section 15(d) of the Exchange Act, nor exempt from reporting pursuant to Rule 12g3–2(b) thereunder.

ARTICLE 7

MISCELLANEOUS

SECTION 7.01.      Integral Part. This Supplemental Indenture constitutes an integral part of the Base Indenture with respect to the Notes only.

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SECTION 7.02.      Adoption, Ratification and Confirmation. The Base Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided. The provisions of this Supplemental Indenture shall, subject to the terms hereof, supersede the provisions of the Base Indenture to the extent the Base Indenture is inconsistent herewith.

SECTION 7.03.      Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 7.04.      GOVERNING LAW. THE INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW RULES OF SAID STATE.

SECTION 7.05.      Conflict of Any Provision of Indenture with Trust Indenture Act. If and to the extent that any provision of the Indenture limits, qualifies or conflicts with a provision required under the terms of the Trust Indenture Act, the Trust Indenture Act provision shall control.

SECTION 7.06.      Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 7.07.      Severability of Provisions. In case any provision in the Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 7.08.      Successors and Assigns. All covenants and agreements in the Indenture by the parties hereto shall bind their respective successors and assigns and inure to the benefit of their respective successors and assigns, whether so expressed or not.

SECTION 7.09.      Benefit of Indenture. Nothing in this Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Paying Agent, and their successors hereunder, and the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim hereunder or under the Indenture.

SECTION 7.10.      Acceptance by Trustee. The Trustee accepts the amendments to the Base Indenture effected by this Supplemental Indenture and agrees to execute the trusts created by the Base Indenture as hereby amended, but only upon the terms and conditions set forth in this Supplemental Indenture and the Base Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as the statements of the Company and except as provided in the Indenture the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity or execution or sufficiency of this Supplemental Indenture and the Trustee makes no representation with respect thereto. All rights, protections, privileges, indemnities and benefits granted or afforded to the Trustee under the Indenture shall be deemed incorporated

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herein by this reference and shall be deemed applicable to all actions taken, suffered or omitted by the Trustee under this Supplemental Indenture.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and the Company’s corporate seal to be hereunto affixed and attested, all as of the day and year first above written.

THE INTERPUBLIC GROUP OF COMPANIES, INC.
By: /s/ Ellen Johnson Name: Ellen Johnson Title: Senior Vice President and Treasurer

[SEAL]

Attest: /s/ Nicholas J. Camera
Name:	Nicholas J. Camera
Title:	Senior Vice President, General Counsel and Secretary

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By: /s/ George T. Hogan Name: George T. Hogan Title: Vice President

EXHIBIT A

[FORM OF FACE OF GLOBAL SECURITY]

THIS SECURITY IS IN GLOBAL FORM WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE INTERPUBLIC GROUP OF COMPANIES, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN EXCHANGE FOR THIS SECURITY OR ANY PORTION HEREOF IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON OTHER THAN THE DEPOSITORY TRUST COMPANY OR A NOMINEE THEREOF IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A PROMULGATED UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (II) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (IV) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY SUBSEQUENT PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

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THE INTERPUBLIC GROUP OF COMPANIES, INC.

Floating Rate Notes due 2010

No. A-1	CUSIP No.: ISIN No.:

The Interpublic Group of Companies, Inc., a corporation duly organized and existing under the laws of Delaware (herein called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, on November 15, 2010 the principal sum of __________ Dollars ($__________) and to pay interest thereon from December 8, 2006 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly on February 15, May 15, August 15 and November 15 of each year, commencing on February 15, 2007, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest next preceding such Interest Payment Date. The Notes shall bear interest for each Interest Period at a rate per annum determined by the Calculation Agent, subject to the maximum interest rate permitted by applicable law. The rate at which interest on the Notes shall be payable during each quarterly Interest Period shall be equal to Three-Month LIBOR on the Interest Determination Date for such Interest Period plus 200 basis points. Promptly upon determination of the rate, the Calculation Agent will inform the Trustee and the Company of the interest rate for the next Interest Period. Absent manifest error, the determination of the interest rate by the Calculation Agent shall be binding and conclusive on the Holders, the Trustee and the Company. For the initial interest period commencing on December 8, 2006 and ending on February 14, 2007, the per annum interest rate borne by the Notes will be 7.37%.

Upon request from any Holder, the Calculation Agent will provide notice of the interest rate in effect on the Notes for the current Interest Period and, if it has been determined, the interest rate to be in effect for the next Interest Period. Interest on the Notes will be calculated on the basis of the actual number of days in an Interest Period and a 360-day year comprised of twelve 30-day months. Dollar amounts resulting from such calculation will be rounded to the nearest cent, with one-half cent being rounded upward.

Payment of the principal of (and premium, if any) and interest on this Note will be made at the office or agency of the Company maintained for that purpose in the State of New York, City of New York, Borough of Manhattan; provided, however, that at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

So long as all of the Notes of this series are represented by Notes in global form, the principal of (and premium, if any) and interest on this global Note shall be paid in same day

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funds to the Depositary, or to such name or entity as is requested by an authorized representative of the Depositary. If at any time the Notes of this series are no longer represented by global Notes and are issued in definitive certificated form, then the principal of (and premium, if any) and interest on each certificated Note at Maturity shall be paid in same day funds to the Holder upon surrender of such certificated Note at the Corporate Trust Office of the Trustee, or at such other place or places as may be designated in or pursuant to the Indenture; provided that such certificated Note is surrendered to the Trustee, or at such other place or places as may be designated in or pursuant to the Indenture, in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. Payments of interest with respect to such certificated Notes other than at Maturity may, at the option of the Company, be made by check mailed to the address of the Person entitled thereto as it appears on the Security Register on the relevant Regular or Special Record Date or by wire transfer in same day funds to such account as may have been appropriately designated to the Paying Agent by such Person in writing not later than such relevant Regular or Special Record Date.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

THE INTERPUBLIC GROUP OF COMPANIES, INC.
By: Name: Ellen Johnson Title: Senior Vice President and Treasurer

Attest:

By: Name: Nicholas J. Camera Title: Senior Vice President, General Counsel and Secretary

[SEAL]

Dated:	December __, 2006

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes described in the within-mentioned Indenture and Supplemental Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	__________________________________________
Authorized Signatory

[FORM OF REVERSE SIDE OF GLOBAL SECURITY]

THE INTERPUBLIC GROUP OF COMPANIES, INC.

Floating Rate Notes due 2010

1.	INTEREST

THE INTERPUBLIC GROUP OF COMPANIES, INC., a Delaware corporation (the “Company”), promises to pay interest on the outstanding Principal Amount of this Note at a per annum rate equal to Three-Month LIBOR plus 200 basis points for each Interest Period, as determined by the Calculation Agent, subject to the maximum interest rate permitted by applicable law. Interest shall be payable quarterly in arrears on each Interest Payment Date of each year, commencing on February 15, 2007, to the Person in whose name the Notes are registered at the close of business on the Regular Record Date, until the principal thereof is paid or made available for payment. Interest on the Notes will be calculated on the basis of the actual number of days in an Interest Period and a 360-day year comprised of twelve 30-day months. The Regular Record Date, with respect to each Interest Payment Date, is the fifteenth calendar day (whether or not a Business Day) next preceding such Interest Payment Date. For the initial interest period commencing on December 8, 2006 and ending on February 14, 2007, the per annum interest rate borne by the Notes will be 7.37%.

If any Interest Payment Date or Maturity date is not a Business Day, the payment of principal and interest, as applicable, will be made on the next succeeding Business Day, except that if such Business Day is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day. No interest will accrue on the amount so payable for the period from any Interest Payment Date or the Maturity date to the date payment is made.

2.	METHOD OF PAYMENT

Subject to the terms and conditions of the Indenture, the Company shall make payments in respect of the Notes to the Persons who are registered Holders of Notes as of the close of business on the Business Day preceding the Maturity date, as the case may be. Holders must surrender Notes to a Paying Agent to collect such payments in respect of the Notes. The Company shall pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money.

3.	CALCULATION AGENT, PAYING AGENT AND SECURITY REGISTRAR

Initially, U.S. Bank National Association, a national banking association under the laws of the United States of America and having a corporate trust office in Atlanta, Georgia (the “Trustee”), shall act as Calculation Agent, Paying Agent and Security Registrar. The Company may appoint and change any Calculation Agent, Paying Agent and Security Registrar or co-registrar without notice, other than notice to the Trustee except that the Company will maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan.

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The Company or any of its Subsidiaries or any of their Affiliates may act as Calculation Agent, Paying Agent, Security Registrar or co-registrar.

4.	INDENTURE

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under a Senior Debt Indenture, dated as of November 12, 2004 (the “Base Indenture”), as supplemented by the Sixth Supplemental Indenture thereto, dated as of December 8, 2006 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. Reference is hereby made to the Indenture for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered. The terms, conditions and provisions of the Notes are those stated in the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, and those set forth in the Notes.

The Notes are general unsecured obligations of the Company limited to an aggregate Principal Amount of $250,000,000.

5.	RANKING

The Notes shall be direct senior obligations of the Company and shall rank senior in right of payment to all existing and future indebtedness that is, by its terms, expressly subordinated in right of payment to the Notes and pari passu in right of payment with all other unsecured senior indebtedness of the Company. The Notes are not guaranteed.

6.	DEFAULTED INTEREST

Except as otherwise specified with respect to the Notes, any Defaulted Interest on any Note shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company as provided for in Section 3.07 of the Base Indenture.

7.	DENOMINATIONS; TRANSFER; EXCHANGE

The Notes are in registered form, without coupons, in denominations of $1,000 or integral multiples of $1,000 in excess thereof. A Holder may transfer Notes in accordance with the Indenture. The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Notes are subject to certain transfer restrictions set forth in Article 3 of the Supplemental Indenture.

8.	PERSONS DEEMED OWNERS

The registered Holder of this Note may be treated as the owner of this Note for all purposes.

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9.	UNCLAIMED MONEY OR PROPERTY

The Trustee and the Paying Agent shall return to the Company upon written request any money or property held by them for the payment of any amount with respect to the Notes that remains unclaimed for one year; provided, however, that the Trustee or such Paying Agent, before being required to make any such return, shall at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each such Holder notice that such money or property remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed money or property then remaining shall be returned to the Company. After return to the Company, Holders entitled to the money or property must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person.

10.	AMENDMENT; WAIVER

Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in aggregate Principal Amount of the Notes at the time outstanding and (ii) certain Defaults or noncompliance with certain provisions may be waived with the written consent of the Holders of a majority in aggregate Principal Amount of the Notes at the time outstanding. The Indenture or the Notes may be amended without the consent of any Holders under circumstances set forth in Section 9.01 of the Base Indenture.

11.	DEFAULTS AND REMEDIES

If an Event of Default occurs and is continuing, the Trustee, or the Holders of at least 25% in aggregate Principal Amount of the Notes at the time outstanding, may declare the outstanding Principal Amount and any accrued and unpaid interest, of all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which shall result in the Notes being declared due and payable immediately upon the occurrence of such Events of Default.

Events of Default in respect of the Notes are set forth in Section 5.01 of the Base Indenture. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, conditions and exceptions, Holders of a majority in aggregate Principal Amount of the Notes at the time outstanding may direct the Trustee in its exercise of any trust or power, including the annulment of a declaration of acceleration. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of amounts specified in clauses (1) and (2) of Section 5.01 of the Base Indenture) if it determines that withholding notice is in their interests.

12.	CONSOLIDATION, MERGER, AND SALE OF ASSETS

In the event of a consolidation, merger, or sale of assets to convey, transfer or lease of all or substantially all of the Company’s property or assets as described in Section 8.01 of the Base Indenture, the successor corporation to the Company shall succeed to and be substituted for the

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Company, and may exercise the Company’s rights and powers under this Indenture, and thereafter, except in the case of a lease, the Company shall be relieved of all obligations and convents under the Indenture and the Notes with respect to its obligations under this Indenture

13.	TRUSTEE AND AGENT DEALINGS WITH THE COMPANY

The Trustee, Calculation Agent, Paying Agent and Security Registrar under the Indenture, each in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee, Calculation Agent, Paying Agent or Security Registrar.

14.	NO RECOURSE AGAINST OTHERS

A director, officer or employee, as such, of the Company or any subsidiary of the Company or any stockholder as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Supplemental Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

15.	AUTHENTICATION

This Note shall not be valid until an authorized officer of the Trustee or Authenticating Agent manually signs the Trustee’s certificate of authentication on the other side of this Note.

16.	ABBREVIATIONS

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TENANT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

17.	GOVERNING LAW

The Indenture and this Note shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of law rules of said state.

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ASSIGNMENT FORM

To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to:

_____________________________________________

(Insert assignee’s social security or tax I.D. number)

_____________________________________________

_____________________________________________

_____________________________________________

_____________________________________________

(Print or type assignee’s name, address and zip code)

and irrevocably appoint ___________________________________as agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated: __________	Your Signature:___________________________________

(Sign exactly as your name appears on the other side of this Security)

Signature Guaranty:	_____________________________________________

[Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Transfer Agent, which requirements will include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.]

Social Security Number or

Taxpayer Identification Number:

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